EXHIBIT 32.1

CERTIFICATIONS OF EXECUTIVE CHAIR AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas Francis, the Chief Executive Officer of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	May 8, 2025	By:	/s/ Douglas Francis
Douglas Francis
Chief Executive Officer
(Principal Executive Officer)

I, Susan Echard, the Chief Financial Officer of WM Technology, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of WM Technology, Inc. for the quarterly period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WM Technology, Inc.

Date:	May 8, 2025	By:	/s/ Susan Echard
Susan Echard
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)